Exhibit (8)(nn)(iii)

                              SECOND AMENDMENT TO
                            PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") is made and entered into as of _______________, 2010 to the Participation Agreement ("Agreement") dated October 5, 2009, by and among Waddell & Reed, Inc., ("W&R"), a Delaware corporation, Ivy Funds Variable Insurance Portfolios ("Ivy Funds VIP"), and Jefferson National Life Insurance Company ("Company").

WHEREAS, in accordance with Section 23 of the Agreement, the parties agree to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Section 4(b), ADDITION, DELETION OR MODIFICATION OF PORTFOLIOS, shall be deleted in its entirety and replaced with the following new Section 49(b) below:

      "4. AVAILABLE PORTFOLIOS.
          --------------------

            (b) ADDITION OR DELETION OF PORTFOLIOS. The parties hereto may, from time to time, add other Portfolios to provide additional funding media for Contracts, or delete existing Portfolios, by amending Exhibit B hereto."

2. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit B, attached hereto.

IN WITNESS WHEREOF, this Amendment is made effective as of the date first above written.

WADDELL & REED, INC.

By: /s/ Thomas W. Butch
    --------------------------------
Thomas W. Butch
President



IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

By: /s/ Henry J. Herrmann
    --------------------------------
Henry J. Herrmann
President



JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By: /s/ Craig A. Hawley
    --------------------------------
Name:  Craig A. Hawley
      ------------------------------
Title: General Counsel
      ------------------------------


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
                                   EXHIBIT B

                    Ivy Funds Variable Insurance Portfolios

                   Portfolios Available to Variable Accounts
                   -----------------------------------------

Asset Strategy
Balanced
Bond
Dividend Opportunities
Energy
Global Bond
Global Natural Resources
Growth
High Income
Mid Cap Growth
Science and Technology
Value




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